Exhibit 23


Consent of independent public accountants



As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 25, 2002 included in this Form 11-K, into the Company's previously filed Registration Statement File Numbers 33-71130, 33-63059, 333-17451, 333-61969, 333-82787, 333-30272, and 333-63264.



Arthur Andersen


Minneapolis, Minnesota,
May 9, 2002